UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 2, 2012

FISHER COMMUNICATIONS, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Washington	000-22439	91-0222175
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

140 Fourth Avenue N., Suite 500, Seattle, Washington		98109
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	206-404-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) As previously reported on a Current Report on Form 8-K filed by Fisher Communications, Inc. (the "Company") on August 27, 2012, the Company's Board of Directors (the "Board") has (1) declared an extraordinary cash dividend of $10.00 per share payable on October 19, 2012 to shareholders of record on September 28, 2012 (the "ECD") and (2) adopted a dividend policy under which it intends to pay a quarterly cash dividend beginning in the fourth quarter of 2012, with the initial quarterly dividend rate expected to be $0.15 per share. In connection with these dividend events, the Board and the Compensation Committee (the "Committee") of the Board have taken the following actions:

• On October 2, 2012, the Board approved an amendment and restatement of the Amended and Restated Fisher Communications Incentive Plan of 2001 (the "2001 Plan") to permit the adjustment of outstanding stock options in the event of a distribution of assets to shareholders other than a normal cash dividend (the "2001 Plan Amendment").

• On October 3, 2012, the Committee approved an amendment and restatement of the Company's Amended and Restated 2008 Equity Incentive Plan (the "2008 Plan") to permit: (1) the adjustment of outstanding awards in the event of a distribution of assets to shareholders other than a normal cash dividend and (2) the amendment of outstanding awards so that such awards are credited with dividends or dividend equivalents (together with the 2001 Plan Amendment, the "Plan Amendments").

• Also on October 3, 2012, the Committee approved: (1) the adjustment, effective on October 22, 2012, of outstanding stock options, restricted stock units ("RSUs") and performance awards to preserve the intrinsic value of such awards as a result of the ECD, by reducing the exercise price and/or increasing the number of shares subject to the awards, as applicable (the "Award Adjustments"), and (2) the amendment of outstanding RSUs and performance awards and the forms of award agreements for future grants of RSUs and performance awards (the "Award Amendments") to provide that, if the Company pays an ordinary cash dividend on its common stock, such awards will be credited with an amount equal to the per share cash dividend paid by the Company multiplied by the total number of shares subject to the award immediately before the record date for such dividend, with any such dividend equivalents to be subject to the same vesting, payment and other terms and conditions as the awards to which they relate and such dividends to be paid in cash or shares of the Company's common stock, as determined by the Committee in is sole discretion.

Because the 2001 Plan and 2008 Plan did not address extraordinary cash dividends like the ECD, the Board and Committee approved the Plan Amendments, and the Award Adjustments to preserve the intrinsic value of the Company’s outstanding long-term incentive awards as the Company’s share price likely declines due to the ECD. After a company makes an extraordinary cash dividend, the company’s stock price typically declines by the approximate amount of the dividend. Thus, the Board and Committee determined that the Plan Amendments and the Award Adjustments and Award Amendments were appropriate to maintain the current intrinsic and incentive value of the Company’s long-term incentive awards, while also treating award holders consistently with shareholders with respect to future ordinary dividends.

Item 9.01 Financial Statements and Exhibits.

Exhibit Description

10.1 Amendment and restatement of Sections 4.1 and 18 of the Amended and Restated Fisher Communications Incentive Plan of 2001.

10.2 Amendment and restatement of Sections 4.1, 4.2(d), 6.4, 15.1, and 16.3 of the Fisher Communications Amended and Restated 2008 Equity Incentive Plan.

Forward-Looking Statements
This Current Report on Form 8-K includes forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. Forward-looking statements include information preceded by, followed by, or that includes the words “guidance,” “believes,” “expects,” “intends,” “anticipates,” “could,” or similar expressions. For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this report, including, among other things, statements related to the likely effect the ECD will have on the Company’s reported stock price, and the Company’s future declaration of regular dividends, involve risks and uncertainties and are subject to change based on various important factors, including the impact of changes in national and regional economies, pricing fluctuations in local and national advertising, future regulatory actions and conditions in the television stations’ operating areas, competition from others in the broadcast television markets served by the Company, volatility in programming costs, the effects of governmental regulation of broadcasting, industry consolidation, technological developments and major world news events. Unless required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this news release might not occur. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this report. For more details on factors that could affect these expectations, please see the risk factors in our Annual Report on Form 10-K for the year ended December 31, 2011, which we have filed with the Securities and Exchange Commission.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FISHER COMMUNICATIONS, INC.

October 5, 2012	By:	/s/ Colleen B. Brown

Name: Colleen B. Brown
Title: President and Chief Executive Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

10.1	Amendment and restatement of Sections 4.1 and 18 of the Amended and Restated Fisher Communications Incentive Plan of 2001.
10.2	Amendment and restatement of Sections 4.1, 4.2(d), 6.4, 15.1, and 16.3 of the Fisher Communications Amended and Restated 2008 Equity Incentive Plan.